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[INDIANA STATE SEAL]                                              EXHIBIT 3.44
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ARTICLES OF AMENDMENT OF THE                     SUE ANNE GILROY
ARTICLES OF INCORPORATION                        SECRETARY OF STATE
STATE FORM 38333 (R8 / 12-98)                    CORPORATIONS DIVISION
APPROVED BY STATE BOARD OF ACCOUNTS 1995         302 W. WASHINGTON ST., RM. E018
                                                 INDIANAPOLIS, IN 46204
                                                 TELEPHONE: (317) 232-6576
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INSTRUCTIONS: USE 8 1/2" x 11" WHITE PAPER FOR INSERTS.
              PRESENT ORIGINAL AND TWO COPIES TO ADDRESS IN UPPER RIGHT HAND CORNER OF THIS
              PLEASE TYPE OR PRINT.

Indiana Code 23-1-38-1 ET SEQ.
Filing Fee $30.00

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                       ARTICLES OF AMENDMENT OF THE
                       ARTICLES OF INCORPORATION OF:
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Name of Corporation                               Date of incorporation
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Able Van Lines, Inc.                              February 16, 1999
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The undersigned officers of the above referenced Corporation (HEREINAFTER
REFERRED TO AS THE "CORPORATION") existing pursuant to the provisions of (INDICATE APPROPRIATE ACT)

/X/-Indiana Business Corporation Law     / / Indiana Professional
                                             Corporation Act of 1983

as amended (HEREINAFTER REFERRED TO AS THE "ACT"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
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                            ARTICLE I AMENDMENT(S)
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The exact text of Article(s) 1 of the Articles

(NOTE: IF AMENDING THE NAME OF CORPORATION, WRITE ARTICLE "I" IN SPACE ABOVE
AND WRITE "THE NAME OF THE CORPORATION IS              " BELOW.)

The name of the Corporation is Global Van Lines, Inc.
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                                ARTICLE II
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Date of each amendment's adoption:

  March 22, 2000
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                       (CONTINUED ON THE REVERSE SIDE)


    RECEIVED
CORPORATIONS DIV.
00 MAR 27 AM11:32
 SUE ANNE GILROY

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               ARTICLE III MANNER OF ADOPTION AND VOTE
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Mark applicable section; NOTE--Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
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SECTION 1  This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.
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SECTION 2  The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (SHAREHOLDER APPROVAL MAY BE BY EITHER A OR B.)

  A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

     _____Shares entitled to vote.
     _____Number of shares represented at the meeting.
     _____Shares voted in favor.
     _____Shares voted against.

  B. Unanimous written consent executed on March 22, 2000 and signed by all shareholders entitled to vote.
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              ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS
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The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.
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I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 24th day of March, in 2000.

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Signature of current officer or            Printed name of officer or
chairman of the board                      chairman of the board

/s/ Richard A. Clark                           Richard A. Clark
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Signature's title

       Secretary
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